EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




To the Board of Directors
Blue Holdings, Inc.

We hereby consent to the inclusion in this Registration Statement on Form SB-2 for Blue Holdings, Inc. of our report dated April 25, 2005, relating to the financial statements of Blue Holdings Inc., formerly known as Marine Jet Technology Corp., and Antik Denim LLC as of December 31, 2004 and for the period September 13, 2004 (inception) to December 31, 2004, which appears in such Registration Statement. We also consent to the reference to us under the caption "Experts" in such Registration Statement



                                          /s/ Weinberg & Company, P.A.
                                          ----------------------------
                                          WEINBERG & COMPANY, P.A.
                                          Certified Public Accountants


Boca Raton, Florida
September 12, 2005